FOR IMMEDIATE RELEASE

Cohen & Steers, Inc. Announces New Chief Financial Officer; Company Announces
First Quarter Assets Under Management and Commencement of New Initiatives

New York, April 13, 2005 — Cohen & Steers, Inc. (NYSE:CNS), a leading manager of high-income equity portfolios, today announced that it has named Matthew S. Stadler as executive vice president and chief financial officer of the company, effective May 2, 2005.

Mr. Stadler is a securities industry executive who has more than 25 years of combined financial, operational and business experience at both private and public companies.  Mr. Stadler currently is a managing director at Lehman Brothers Inc. and chief financial officer of Neuberger Berman Inc., a Lehman Brothers company.  He joined Neuberger Berman in 1999 and served as chief financial officer while the firm was an independent public company. Mr. Stadler also served as a senior vice president and chief financial officer of National Discount Brokers Group from May 1999 until October 1999 and a senior vice president and chief financial officer of Santander Investment Securities Inc. from August 1994 until April 1999.

“Matt’s experience in managing the finances and operations of a public asset management company will be an asset to Cohen & Steers,” said Martin Cohen, co-chief executive officer of Cohen & Steers.  “I am confident that his financial and business expertise will add value as the company moves forward.”

Mr. Stadler said, “I am excited to join Cohen & Steers. The company is extremely well positioned — it has the products, brand, partners and market reach to capture a significant share of the asset management market for high-dividend paying common stocks. I look forward to working with the Cohen & Steers team to help the company execute its growth strategy and meet its near and long term financial goals.”

Victor M. Gomez, former chief financial officer of Cohen & Steers, will continue his employment at Cohen & Steers as senior vice president and will become chief accounting officer. “I look forward to working with Victor, whose experience with the company will be an important resource to me,” said Mr. Stadler.

The company also announced that its assets under management were $17.8 billion at March 31, 2005, a decrease of $0.5 billion compared to $18.3 billion at December 31, 2004. Further, the company announced that its Brussels-based affiliate, Houlihan Rovers, had assets under management of $796 million at March 31, 2005, an increase of $227 million compared to $569 million at December 31, 2004. This includes $147 million in assets under management that Houlihan Rovers subadvises for Cohen & Steers in two mutual funds. Houlihan Rovers’ assets under management are not included in Cohen & Steers’ assets under management.

“Our assets under management decreased predominantly due to volatility in REIT share prices, but we are quite optimistic about the new initiatives we are undertaking. We believe these initiatives will help us increase our assets under management while also expanding our investment offerings,” commented Mr. Cohen.

In the first quarter of 2005, these initiatives included:

•	Cohen & Steers Dividend Majors Fund, a new closed-end mutual fund that raised approximately $250 million and represented Cohen & Steers’ first diversified portfolio of high-dividend paying common stocks. On January 27, 2005, the fund’s shares began trading on the NYSE.

•	Cohen & Steers Worldwide Realty Income Fund, a new closed-end mutual fund that raised approximately $300 million (before deduction of the sales charge and exclusive of the underwriters’ over-allotment) and began trading on the NYSE on March 29, 2005. This represented Cohen & Steers’ first global real estate securities portfolio. Sub-advised by Houlihan Rovers, this fund is expected to issue preferred securities in the second quarter of 2005, which would increase the total fund size to more than $500 million (assuming full exercise of the underwriters’ over-allotment, which may not occur).*

•	Cohen & Steers International Realty Fund, a new open-end mutual fund that invests in international real estate securities and is also sub-advised by Houlihan Rovers. This fund commenced operations on March 31, 2005. **

•	Cohen & Steers VIF Realty Income Fund, a new open-end mutual fund that invests in U.S. real estate securities and is designed for the variable annuity market. This fund commenced operations on March 1, 2005. ***

The company expects to incur approximately $1.8 million, before taxes, of upfront un-reimbursed expenses associated with the launches of these four funds. A large majority of these costs will be expensed in the first quarter of 2005.

In 2005, the company will continue to put the infrastructure in place to execute its growth strategy. This will include additional personnel in all departments, additional office space and system enhancements. The company expects to open a Hong Kong office during the second quarter of 2005 for real estate securities investment research in the Asia/Pacific region. As previously announced, the company closed on its sublease to relocate its corporate headquarters to 280 Park Avenue, New York, NY. The incremental expense of the new sublease, including rent, moving expense and the cost to build out the new space is currently expected to reduce income before taxes by approximately $4.0 million, $2.5 million and $2.5 million in each of 2005, 2006 and 2007, respectively. These estimates assume that rent for the company’s existing lease at 757 Third Avenue, New York, NY, which expires November 2007, is not offset by sublease revenue.

In 2005 the company’s results will reflect the first full year of operations as a public company, including the full implementation of its stock-based compensation plans and other public company costs. Having completed its first year-end, the company estimates that these stock-based compensation plans, which are replacing cash compensation, will increase stock-based compensation expense by approximately $6.1 million before taxes, which will be expensed on a straight-line basis over the next three years in accordance with vesting schedules. The company estimates that these current plans will increase its fully diluted shares by approximately 1% per year over the next three years. The company also expects to incur approximately $0.6 million in additional pre-tax expenses for Sarbanes-Oxley Act audit related procedures in 2005.

“While market conditions were challenging in the first quarter, we continued to execute our growth strategy. We will continue to expand our investment platform of high-income equity portfolios and we believe such diversification efforts will provide the foundation for future growth. The next two years will truly be an exciting time for our company,” commented Robert H. Steers, co-chairman and co-chief executive officer of the company.

About Cohen & Steers. Cohen & Steers is a manager of high-income equity portfolios, specializing in U.S. REITs, global real estate securities, preferred securities, utilities and other high-dividend paying common stocks. Based in New York City, the firm serves individual and institutional investors through a wide range of open-end funds, closed-end funds and institutional separate accounts.

Forward-Looking Statements

This press release and other statements that Cohen & Steers may make contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the company’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “optimistic,” “strive,” “estimate,” “encouraged,” “outlook,” “believes,” “expects,” “potential,” “continue,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The company believes that these factors include, but are not limited to, those described in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2004, which is accessible on the Securities and Exchange Commission’s website at http://www.sec.gov and on Cohen & Steers’ website at cohenandsteers.com. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. The company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contact:

Salvatore Rappa, vice president and associate general counsel
212-832-3232

Cohen & Steers, Inc.
757 Third Avenue
New York, New York 10017
cohenandsteers.com

* As with any investment, the price of the fund’s shares will fluctuate with market conditions and, at the time of sale, may be worth more or less than the original investment. Please consider the investment objectives, risks, charges and expenses of the fund carefully before investing. This and other information about the fund is included in the prospectus. Call 1-800-330-7348 for a prospectus. Please read the prospectus carefully before investing. Please note that a registration statement relating to the offering of auction rate preferred shares by the fund has been filed with the Securities and Exchange Commission but has not yet become effective. The information in this document and that registration statement is not complete and may be changed. The auction rate preferred shares may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these auction rate preferred shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

** As with any investment, the price of the fund’s shares will fluctuate with market conditions and, at the time of sale, may be worth more or less than the original investment. Please consider the investment objective, risks, charges and expenses of the fund carefully before investing. This and other information about the fund is included in the prospectus. Call 1-800-330-7348 or visit cohenandsteers.com for a prospectus. Please read the prospectus carefully before investing. Cohen & Steers Securities, LLC is the distributor of the fund.

*** This fund’s shares are not sold to the general public, but are currently offered only to separate accounts funding variable annuity contracts issued by certain insurance companies and the fund’s prospectus is available through the distributor of each of these variable annuity contracts. Cohen & Steers Securities, LLC is the distributor of the fund.